UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2023

AWAYSIS CAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Lakeside Dr, Suite 100, Mirimar, Florida 33027

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 795-3311

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On February 13, 2023, Awaysis Capital, Inc. (the “Company”) entered into an employment agreement with each of Michael Singh, the Company’s Chairman and Chief Executive Officer, and Andrew Trumbach, the Company’s President and a director.

Employment Agreement with Michael Singh

Pursuant to Mr. Singh’s employment agreement (the “Singh Agreement”) with the Company, Mr. Singh will receive an annual base salary of $750,000 (the “Singh Base Salary”), retroactive to December 1, 2021 which was the approximate date he commenced his employment relationship with the Company. The Singh Base Salary will be reviewed on an annual basis to determine potential increases, if any, based on Mr. Singh’s performance and that of the Company. The Singh Base Salary may be paid in shares of the Company’s common stock or cash depending on cash availability and as agreed to by the Company and Employee.

Mr. Singh was granted (a) restricted shares of Company common stock pursuant to a Restricted Stock Agreement (the “Singh Restricted Stock Agreement”) equal in value to $500,000 and at an assumed per share value of par value, or 50,000,000 shares (the “Singh Restricted Stock”), which Singh Restricted Stock shall vest 50% on the date of grant and 50% on December 1, 2023, and (b) options to purchase an aggregate of 11,250,000 shares of the Company’s common stock pursuant to a Stock Option Agreement (the “Singh Option Agreement”), at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, and which shall vest upon grant. He will also be entitled to participate in the Company’s incentive plans from time to time. Upon entering into the Singh Agreement, Additionally, Mr. Singh may earn an annual bonus of up to 100%-400% of Singh Base Salary, payable based on objectives and performance in the previous fiscal year.

Mr. Singh is also entitled to customary benefits and vacation, and is subject to customary confidentiality, ownership of intellectual property, non-disparagement, non-solicitation and non-compete provisions, as described in the Singh Agreement.

The Singh Agreement may be terminated by the Company at any time without prior notice for “Cause”, as defined in the Singh Agreement. Upon termination for Cause, Mr. Singh will be provided with any unpaid, earned Singh Base Salary up to the date of termination.

The Singh Agreement may be terminated at any time without Cause, and provided that Mr. Singh executes a general release, the Company shall pay to Mr. Singh an amount equal to 12-months’ Singh Base Salary (the “Singh Severance”) plus accrued unused vacation; provided that the Company shall not be required to pay the Singh Severance in the event the Company elects to enforce the Singh Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Singh Agreement.

Mr. Singh can terminate the Singh Agreement and his employment at any time for any reason on 30 days prior written notice. In case of “Good Reason,” as defined in the Singh Agreement, the Company shall pay to Mr. Singh the Singh Severance plus accrued unused vacation; provided that the Company shall not be required to pay the Singh Severance in the event the Company elects to enforce the Singh Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Singh Agreement.

If Mr. Singh dies while employed under this Agreement, the Singh Agreement shall terminate immediately and the Company shall pay to his estate, any earned Singh Base Salary and accrued vacation, if any, that is unpaid up to the date of his death. The Company may terminate the Singh Agreement as a result of any mental or physical disability or illness which results in (a) Mr. Singh being unable to substantially perform his duties for a continuous period of 150 days or for periods aggregating 180 days within any period of 365 days or (b) Mr. Singh being subject to a permanent or indefinite inability to perform essential functions based on the opinion of a qualified medical provider chosen by the Company. Such termination will be effective on the date designated by the Company, and the Employee will be paid his annual Singh Base Salary, accrued vacation, if any, and certain benefits as set out in the Singh Agreement through the date of termination.

The foregoing is a brief description of the Singh Agreement, the Singh Restricted Stock Agreement and the Singh Option Agreement, and is qualified in its entirety by reference to the full text of the Singh Agreement, the Singh Restricted Stock Agreement and the Singh Option Agreement.

Employment Agreement with Andrew Trumbach

Pursuant to Mr. Trumbach’s employment agreement (the “Trumbach Agreement”) with the Company, Mr. Trumbach will receive an annual base salary of $750,000 (the “Trumbach Base Salary”), retroactive to December 1, 2021 which was the approximate date he commenced his employment relationship with the Company. The Trumbach Base Salary will be reviewed on an annual basis to determine potential increases, if any, based on Mr. Trumbach’s performance and that of the Company. The Trumbach Base Salary may be paid in shares of the Company’s common stock or cash depending on cash availability and as agreed to by the Company and Employee.

Mr. Trumbach was granted (a) restricted shares of Company common stock pursuant to a Restricted Stock Agreement (the “Trumbach Restricted Stock Agreement”) equal in value to $500,000 and at an assumed per share value of par value, or 50,000,000 shares (the “Trumbach Restricted Stock”), which Trumbach Restricted Stock shall vest 50% on the date of grant and 50% on December 1, 2023, and (b) options to purchase an aggregate of 11,250,000 shares of the Company’s common stock pursuant to a Stock Option Agreement (the “Trumbach Option Agreement”), at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, and which shall vest upon grant. He will also be entitled to participate in the Company’s incentive plans from time to time. Upon entering into the Trumbach Agreement, Additionally, Mr. Trumbach may earn an annual bonus of up to 100%-400% of Trumbach Base Salary, payable based on objectives and performance in the previous fiscal year.

Mr. Trumbach is also entitled to customary benefits and vacation, and is subject to customary confidentiality, ownership of intellectual property, non-disparagement, non-solicitation and non-compete provisions, as described in the Trumbach Agreement.

The Trumbach Agreement may be terminated by the Company at any time without prior notice for “Cause”, as defined in the Trumbach Agreement. Upon termination for Cause, Mr. Trumbach will be provided with any unpaid, earned Trumbach Base Salary up to the date of termination.

The Trumbach Agreement may be terminated at any time without Cause, and provided that Mr. Trumbach executes a general release, the Company shall pay to Mr. Trumbach an amount equal to 12-months’ Trumbach Base Salary (the “Trumbach Severance”) plus accrued unused vacation; provided that the Company shall not be required to pay the Trumbach Severance in the event the Company elects to enforce the Trumbach Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Trumbach Agreement.

Mr. Trumbach can terminate the Trumbach Agreement and his employment at any time for any reason on 30 days prior written notice. In case of “Good Reason,” as defined in the Trumbach Agreement, the Company shall pay to Mr. Trumbach the Trumbach Severance plus accrued unused vacation; provided that the Company shall not be required to pay the Trumbach Severance in the event the Company elects to enforce the Trumbach Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Trumbach Agreement.

If Mr. Trumbach dies while employed under this Agreement, the Trumbach Agreement shall terminate immediately and the Company shall pay to his estate, any earned Trumbach Base Salary and accrued vacation, if any, that is unpaid up to the date of his death. The Company may terminate the Trumbach Agreement as a result of any mental or physical disability or illness which results in (a) Mr. Trumbach being unable to substantially perform his duties for a continuous period of 150 days or for periods aggregating 180 days within any period of 365 days or (b) Mr. Trumbach being subject to a permanent or indefinite inability to perform essential functions based on the opinion of a qualified medical provider chosen by the Company. Such termination will be effective on the date designated by the Company, and the Employee will be paid his annual Trumbach Base Salary, accrued vacation, if any, and certain benefits as set out in the Trumbach Agreement through the date of termination.

The foregoing is a brief description of the Trumbach Agreement, the Trumbach Restricted Stock Agreement and the Trumbach Option Agreement, and is qualified in its entirety by reference to the full text of the Trumbach Agreement, the Trumbach Restricted Stock Agreement and the Trumbach Option Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 with respect to the grant of the Singh Restricted Stock and the Trumbach Restricted Stock, is incorporated by reference into this Item 3.02. Such securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 16, 2023

AWAYSIS CAPITAL, INC.

	By:	/s/ Andrew Trumbach
	Name:	Andrew Trumbach
	Title:	President